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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Storage USA, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

     We also consent to the reference to us made under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Memphis, Tennessee
June 7, 2000